Exhibit 1.1
20,503,347 Shares

Abraxas Petroleum Corporation

Common Stock

UNDERWRITING AGREEMENT

 January 26, 2011

JOHNSON RICE & COMPANY L.L.C.
As representative of the several underwriters
639 Loyola Avenue, Suite 2775
New Orleans, Louisiana 70113

Ladies and Gentlemen:

Introductory.  Abraxas Petroleum Corporation, a Nevada corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A (together, the “Underwriters”), an aggregate of 12,000,000 shares of its common stock, par value $0.01 per share (the “Common Stock”), and the stockholders of the Company named in Schedule B (collectively, the “Selling Stockholders”) propose to sell to the Underwriters an aggregate of 8,503,347 shares of the Common Stock.  The 12,000,000 shares of Common Stock to be sold by the Company and the 8,503,347 shares of Common Stock to be sold by the Selling Stockholders are collectively called the “Firm Shares.”  In addition, the Company has granted to the Underwriters an option to purchase up to 3,075,502 shares of Common Stock (the “Optional Shares”), as provided in Section 3.  The Firm Shares and, if and to the extent such option is exercised, the Optional Shares are collectively called the “Offered Shares.”  Johnson Rice & Company L.L.C. has agreed to act as representative of the several Underwriters (in such capacity is hereinafter referred to as the “Representative”) in connection with the offering and sale of the Offered Shares.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) shelf registration statements on Form S-3 (File Nos. 333-162573 and 333-163763), each including a base prospectus (together, the “Base Prospectus”), to be used in connection with the public offering and sale of the Offered Shares.  Such registration statements, in the form in which they were declared effective by the Commission under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including all documents incorporated or deemed to be incorporated by reference therein and any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B or Rule 430C (the “Rule 430 Information”) under the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), are together referred to as the “Registration Statements.”  The prospectus supplement used in connection with the offering of the Offered Shares that omitted Rule 430 Information, together with the Base Prospectus, is herein called a “Preliminary Prospectus.” As used herein, the term “Prospectus” means the Base Prospectus, as supplemented by a prospectus supplement containing Rule 430 Information in the form first made available to the Underwriters by the Company to confirm sales of the Offered Shares or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173

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under the Securities Act.  As used herein, “Applicable Time” is 6:00 PM (New York City time) on January 26, 2011. As used herein, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, and “Time of Sale Prospectus” means the Base Prospectus, as amended or supplemented immediately prior to the Applicable Time, together with the Preliminary Prospectus and the free writing prospectuses, including each “road show” (as defined in Rule 433 under the Securities Act), related to the offering of the Securities contemplated hereby that is a “written communication” (as defined in Rule 405 under the Securities Act), identified on Schedule C. As used herein, the terms “Registration Statements,” “Base Prospectus,” “Time of Sale Prospectus,” “Preliminary Prospectus” and “Prospectus” shall include the documents incorporated and deemed to be incorporated by reference therein. All references in this Agreement to amendments or supplements to the Registration Statements, the Base Prospectus, the Time of Sale Prospectus, the Preliminary Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Exchange Act which is or is deemed to be incorporated by reference in the Registration Statements, the Base Prospectus, the Time of Sale Prospectus, the Preliminary Prospectus or the Prospectus, as the case may be. All references in this Agreement to (i) the Registration Statements, the Base Prospectus, the Time of Sale Prospectus, the Preliminary Prospectus or the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System, or any successor system including the Next-Generation EDGAR System (collectively, “EDGAR”) and (ii) the Prospectus shall be deemed to include the “electronic Prospectus” provided for use in connection with the offering of the Offered Shares as contemplated by Section 4(M) of this Agreement.  All references in this Agreement to financial statements and schedules and other information that are “contained,” “included” or “stated” in the Registration Statements, the Base Prospectus, the Time of Sale Prospectus, the Preliminary Prospectus or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that are or are deemed to be incorporated by reference in the Registration Statements, the Base Prospectus, the Time of Sale Prospectus, the Preliminary Prospectus or the Prospectus, as the case may be.

The Company and the Selling Stockholders hereby confirm their agreements with the Underwriters as follows:

Section 1. Representations and Warranties of the Company.  The Company hereby represents, warrants and covenants to the Underwriters as follows:

A. Compliance with Registration Requirements .  Each of the Registration Statements is a shelf registration statement that has been declared effective by the Commission.  No notice of objection of the Commission to the use of each such Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company.  No stop order suspending the effectiveness of the Registration Statements is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

The Preliminary Prospectus and the Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Offered Shares.  Each of the Registration Statements and any post-effective amendments thereto, at the time it became effective and at the First Closing Date (as defined in Section 3) and, if applicable, as of each Option Closing Date (as defined in Section 3), complied and, as amended or supplemented, if applicable, will, as of the date of such amendment or supplement, as applicable, comply in all material respects with the Securities Act and did not and, as amended or supplemented, if applicable, will not, as of the date of such amendment or

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supplement, as applicable, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  The Time of Sale Prospectus does not, and at the time of each sale of the Offered Shares in connection with the offering and at the First Closing Date and, if applicable, as of each Option Closing Date, the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that the Underwriters will notify the Company within a reasonable time prior to any sale occurring other than at the Applicable Time.  The Base Prospectus, as of its date, did not, and at the First Closing Date and, if applicable, as of each Option Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The representations and warranties set forth in the four immediately preceding sentences do not apply to statements in or omissions from the Registration Statements, or any post-effective amendments thereto, or the Preliminary Prospectus, the Prospectus or the Time of Sale Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information provided by the Selling Stockholders or relating to the Underwriters furnished to the Company in writing by the Selling Stockholders or the Representative, as the case may be, expressly for use therein, it being understood and agreed that the only such information furnished by the (i) Selling Stockholders consists of the information described in Section 10(B) below and (ii) Underwriters to the Company consists of the information described in Section 10(C) below.  There are no contracts or other documents required to be described in the Time of Sale Prospectus, the Preliminary Prospectus or the Prospectus or to be filed as exhibits to the Registration Statements which have not been described or filed as required.

The Company meets, and at the time the Registration Statements were originally declared effective the Company met, the applicable requirements for use of Form S-3 under the Securities Act.  The Company also meets the requirements for use of Form S-3 under the Securities Act referenced in Rule 5110(b)(7)(C)(i) of the Financial Industry Regulatory Authority (“FINRA”) Manual.

The documents incorporated or deemed to be incorporated by reference in the Preliminary Prospectus and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the applicable requirements of the Exchange Act, and, when read together with the other information in the Preliminary Prospectus and the Prospectus, at the time the Registration Statements and any amendments thereto become effective, at the First Closing Date and, if applicable, at each Option Closing Date will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the facts required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The Company is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) in connection with the offering of the Offered Shares pursuant to Rules 164, 405 and 433 under the Securities Act.  Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act.  The Time of Sale Prospectus complies in all material respects with the requirements of the Securities Act, as of its date and at the First Closing Date and, if applicable, as of each Option Closing Date. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act.  Except for the free writing prospectuses, if any, identified on Schedule C furnished to the Underwriters before first use, the Company has not prepared, used or referred to, and will not, without the prior consent of the Representative, prepare, use or refer to, any free writing prospectus.

B. Offering Materials Furnished to the Underwriters.  The Company has delivered to the Representative conformed copies of the Registration Statements (without exhibits), the Time of Sale Prospectus, the Preliminary Prospectus, the Prospectus, as amended or supplemented, and any free writing prospectuses reviewed and consented to by the Representative, in such quantities and at such places as the Representative has reasonably requested.

C. Distribution of Offering Material By the Company.  The Company has not distributed and will not distribute, prior to the later of (i) the expiration or termination of the option granted to the Underwriters in Section 3 and (ii) the completion of the Underwriters’ distribution of the Offered Shares, any offering material in connection with the offering and sale of the Offered Shares other than the Time of Sale Prospectus, the Preliminary Prospectus, the Prospectus, any free writing prospectus reviewed and consented to by the Representative, or the Registration Statements or any other document not constituting a prospectus pursuant to Section 2(a)(10)(a) or Rule 134 under the Securities Act.

D. Independent Accountants.  BDO Seidman, LLP are (i) independent public or certified public accountants as required by the Securities Act, (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission (“Regulation S-X”) and the other applicable requirements of Section 10A of the Exchange Act and (iii) a registered public accounting firm as defined by the Public Company Accounting Oversight Board (the “PCAOB”) whose registration, to the knowledge of the Company, has not been suspended or revoked and who has not requested such registration to be withdrawn.

E. Independent Petroleum Engineers.  DeGolyer & MacNaughton, who has certified certain of the reserve information of the Company, has represented to the Company that they are, and to the knowledge of the Company are, independent petroleum engineers in accordance with guidelines established by the Commission.

F. Financial Statements.  The consolidated financial statements of the Company filed with the Commission and included or incorporated by reference into the Registration Statements, the Preliminary Prospectus, the Prospectus and the Time of Sale Prospectus, present fairly in all material respects the financial condition of the Company and each subsidiary (as such term is defined in Rule 1-02 of Regulation S-X) of the Company (each, a “Subsidiary,” and together, the “Subsidiaries”) as of and at the dates indicated, and the consolidated statements of operation, stockholders’ equity and cash flows of the Company and the Subsidiaries for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”) applied on a consistent basis throughout the periods involved except to the extent disclosed in the notes thereto.  There are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statements, the Preliminary Prospectus, the Prospectus or the Time of Sale Prospectus that are not included or incorporated by reference as required.  Any non-GAAP financial measures (as defined in Regulation G of the Commission) which are included or incorporated by reference in the Registration Statements, the Preliminary Prospectus, the Prospectus or the Time of Sale Prospectus have been presented in compliance with Regulation S-K of the Commission.  Except as disclosed in the Preliminary Prospectus, the Prospectus and the Time of Sale Prospectus, the Company is not party to any off-balance sheet transactions, arrangements, obligations (including contingent obligations) or other relationships with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenues or expenses.  To the knowledge of the Company, no person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any

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sanction pursuant to Rule 5300 promulgated by the PCAOB, has participated in or otherwise aided the preparation of, or audited, the financial statements or other financial data filed with the Commission as a part of the Registration Statements and included in the Preliminary Prospectus, the Prospectus and Time of Sale Prospectus.

G. Disclosure Controls and Procedures and Internal Accounting.  Except as disclosed in the Preliminary Prospectus, the Prospectus and the Time of Sale Prospectus, the Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act, which (i) are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within the Company, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of a date within 90 days prior to the earlier of the date that the Company filed its most recent annual or quarterly report with the Commission and the date of the Time of Sale Prospectus; and (iii) are effective in all material respects to perform the functions for which they were established.  Except as disclosed in the Registrations Statements, Preliminary Prospectus, the Prospectus and the Time of Sale Prospectus, the Company and each of its Subsidiaries also maintain a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by, or under the supervision of its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Except as disclosed in the Preliminary Prospectus, the Prospectus and the Time of Sale Prospectus, based on the most recent evaluation of its disclosure controls and procedures, to the knowledge of the Company, there has been no (i) significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information or (ii) fraud, whether or not material, that involves executive officers or other employees who have a significant role in the Company’s internal control over financial reporting.  Except as disclosed in the Preliminary Prospectus, the Prospectus and the Time of Sale Prospectus, the Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP as applied in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  There has been no change in the Company’s internal control over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

H. No Material Adverse Change in Business.  Except as disclosed in the Preliminary Prospectus, Prospectus or the Time of Sale Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Prospectus, there has been no (i) material adverse change in the condition, financial or otherwise, or in the earnings, business, results of operations or prospects of the Company and its Subsidiaries, taken as a whole (the “Enterprise”), whether or not arising in the ordinary course of business, but excluding any changes in the oil and gas industry or the national or world economy generally (a “Material Adverse Change”), (ii) transaction which is material to the Enterprise and which is required to be disclosed under the Securities Act, the Exchange Act or other applicable rules and regulations of the Commission, (iii) change in the capital stock of the Company or any Subsidiary, (iv) material change in the outstanding indebtedness of the Company or any Subsidiary or (v) dividend or distribution of any kind declared, paid or made on the capital stock of the Company.

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I. Good Standing of the Company.  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada and has the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statements, Preliminary Prospectus, Prospectus or Time of Sale Prospectus and to enter into and perform its obligations under this Agreement.  The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Change.

J. Good Standing of Subsidiaries.  Each of the Subsidiaries is identified in Schedule D to this Agreement.  Each Subsidiary has been duly formed and is validly existing as a business entity in good standing under the laws of the jurisdiction of its formation has all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statements, Preliminary Prospectus, Prospectus or Time of Sale Prospectus, and is duly qualified as a foreign business entity (corporate or otherwise) to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Change.  All of the issued and outstanding equity interests of each Subsidiary has been duly authorized and validly issued, and are fully paid and non-assessable; except as otherwise disclosed in the Registration Statements, Preliminary Prospectus, Prospectus or Time of Sale Prospectus, all such equity interests are wholly owned by the Company, directly or through its Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, and none of the outstanding equity interests of any Subsidiary was issued in violation of the preemptive or similar rights of any security holder of such Subsidiary.

K. Capitalization.  The authorized capital stock of the Company and the issued and outstanding capital stock of the Company, as of January 24, 2011, are as set forth on Schedule E.  The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and none of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or similar rights of any security holder of the Company.  The capital stock of the Company conforms in all material respects to the description contained in the Registration Statements, the Preliminary Prospectus, the Prospectus or Time of Sale Prospectus, and such description conforms in all material respects to the rights set forth in the instruments defining the same. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, as described in the Registration Statements, the Preliminary Prospectus, the Prospectus or the Time of Sale Prospectus accurately and fairly present in all material respects the information required to be shown with respect to such plans, arrangements, options and rights.

L. Other Securities.  Except as disclosed in the Registration Statements, the Preliminary Prospectus, the Prospectus or the Time of Sale Prospectus, there are no outstanding (i) securities or obligations of the Company or any Subsidiary convertible into or exchangeable for any equity interests of the Company or any Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any Subsidiary any equity interests or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company or any Subsidiary to issue any equity interests, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

M. Stock Exchange Listing and Reporting Requirements.  The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on The NASDAQ Stock Market (“NASDAQ”) and, except as disclosed in the Registration Statements, the Preliminary Prospectus, the

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Prospectus or Time of Sale Prospectus, the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NASDAQ, and except as disclosed in the Registration Statements, the Preliminary Prospectus, the Prospectus or Time of Sale Prospectus, the Company has not received any notification that the Commission, the NASDAQ is contemplating terminating such registration or listing.

N. Authorization of Agreement and Binding Effect.  This Agreement has been duly authorized, executed and delivered by or on behalf of the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other laws or court decisions relating to or affecting creditor’s rights generally and by general equitable principles (whether considered in a proceeding of law or in equity), and except to the extent that enforcement of the indemnification and contribution obligations provided for herein may be limited by federal or state securities laws or the public policies underlying such laws.

O. Compliance with Laws.  The Company and each Subsidiary is in compliance with all laws as in effect on the date hereof applicable to the conduct of their business or operations, or applicable to their employees, except where the failure to be in compliance would not cause a Material Adverse Change.  None of the Company or any Subsidiary has received notice of any violation of any law, or any potential liability under any law, applicable to the Company or any Subsidiary relating to the operation of its business or to its employees or to any of the assets, operations, processes, employees or products of the Company or any Subsidiary, except where any such violation, individually or in the aggregate, would not cause a Material Adverse Change.

P. Authorization and Description of Offered Shares. The Offered Shares to be sold by the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement.  When the Company issues and delivers the Offered Shares to be sold by it pursuant to this Agreement against payment of the consideration set forth herein, such Offered Shares will be validly issued, fully paid and non-assessable.  The issuance by the Company of the Offered Shares to be sold by it is not subject to preemptive or other similar rights of any security holder of the Company.  The capital stock of the Company conforms in all material respects to the description thereof contained in the Time of Sale Prospectus, and such descriptions conform in all material respects to the rights set forth in the instruments defining the same.  The Company has authorized and available a sufficient number of shares of Common Stock for issuance of the Offered Shares pursuant to this Agreement.

Q. Absence of Defaults and Conflicts.   Neither the Company nor any Subsidiary is (i) in violation of its charter or by-laws, limited partnership agreement or limited liability company agreement, as applicable, or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (collectively, “Agreements and Instruments”) except, in the case of clause (ii), for any defaults which, singularly or in the aggregate, would not result in a Material Adverse Change; and the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated by, and the compliance by the Company with its obligations under, this Agreement, including the sale of the Offered Shares and the use of the proceeds from the sale of the Offered Shares as described in the Time of Sale Prospectus under “Use of Proceeds,” does not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the properties or assets of the Company or any Subsidiary pursuant to the Agreements and Instruments except for such conflicts, breaches, defaults, liens, charges or encumbrances which, singularly or in the aggregate, would not result in a Material Adverse Change, nor will such action result in any violation of the provisions of the articles of incorporation, as amended, or bylaws, as amended, of the Company or any related constituent

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document of any Subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations, except where such violation of any applicable law, statute, rule, regulation, judgment, order, writ, or decree of any government, government instrumentality or court, domestic or foreign would not result in a Material Adverse Change.  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.

R. Absence of Labor Disputes.  No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its Subsidiaries, principal operators, contractors, suppliers or customers, which, in any such case, would result in a Material Adverse Change.  The Company is not aware that any key employee or significant group of employees of the Company or any Subsidiary plans to terminate employment with the Company or such Subsidiary.

S. Absence of Proceedings. .  Except as disclosed in the Registration Statements, the Preliminary Prospectus, the Prospectus or the Time of Sale Prospectus, there are no actions, suits, proceedings, inquiries or investigations before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any Subsidiary, which is required to be disclosed in the Registration Statements, or which may reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change, or which may reasonably be  expected to result, individually or in the aggregate, in a Material Adverse Change or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder.

T. Possession of Intellectual Property.  The Company and the Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know how, confidential information, trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, except where the failure to own or possess, or have the ability to acquire on reasonable terms such Intellectual Property would not, singularly or in the aggregate, cause a Material Adverse Change.  Neither the Company nor any Subsidiary has received any notice, and is not otherwise aware, of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any Subsidiary therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Change.

U. Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, or in connection with the performance by the Company of its obligations with respect to the offering, issuance or sale of the Offered Shares under this Agreement or the consummation of the transactions contemplated by this Agreement except such as have been already obtained or as may be required under the Securities Act or the regulations promulgated thereunder or state securities laws or by NASDAQ or the Financial Industry Regulatory Authority (“FINRA”).

V. No Price Stabilization or Manipulation; Compliance with Regulation M.  Neither the Company nor any Subsidiary has taken, directly or indirectly, any action designed to or that would be

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reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock or any other “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) whether to facilitate the sale or resale of the Offered Shares or otherwise, and has taken no action which would directly or indirectly violate Regulation M. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Common Stock on the NASDAQ in accordance with Regulation M.

W. Possession of Licenses and Permits.  The Company and each Subsidiary possess such permits, licenses, certificates, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by appropriate federal, state, local or foreign regulatory bodies necessary for the ownership of their respective assets and to conduct the business now operated by them, except where the failure to have obtained the same would not cause a Material Adverse Change.  The Company and each Subsidiary are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not singly or in the aggregate cause a Material Adverse Change.  All of the Governmental Licenses are valid and in full force and effect, except where the invalidity or the failure to be in full force and effect would not singly or in the aggregate cause a Material Adverse Change.  Neither Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding would result in a Material Adverse Change.

X. Reserve Report Data.  The oil and gas reserve estimates of the Company included or incorporated by reference into the Registration Statements, the Preliminary Prospectus, the Prospectus and the Time of Sale Prospectus have been prepared by independent reserve engineers in accordance with Commission guidelines applied on a consistent basis throughout the periods involved, and the Company has no reason to believe that such estimates do not fairly reflect the oil and gas reserves of the Company as of the dates indicated.  Other than production of the reserves in the ordinary course of business, intervening product price fluctuations and as described in the Registration Statements, the Preliminary Prospectus, the Prospectus and the Time of Sale Prospectus, the Company is not aware of any facts or circumstances that would cause a Material Adverse Change in the reserves or the present value of future net cash flows therefrom as described in the Registration Statements, the Preliminary Prospectus, the Prospectus and the Time of Sale Prospectus.

Y. Properties.  Except as otherwise set forth in the Preliminary Prospectus, the Prospectus and the Time of Sale Prospectus or such as in the aggregate does not now cause or will in the future be reasonably likely to cause a Material Adverse Change, the Company and each Subsidiary have title to their respective properties as follows: (i) with respect to wells (including leasehold interests and appurtenant personal property) and non-producing oil and gas properties (including undeveloped locations on leases held by production and those leases not held by production), such title is defensible and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and restrictions, (ii) with respect to non-producing properties in exploration prospects, such title was investigated in accordance with customary industry procedures prior to the  acquisition  thereof by the Company or any Subsidiary; (iii) with respect to real property other than oil and gas interests, such title is defensible and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and restrictions; and (iv) with respect to personal property other than that appurtenant to oil and gas interests, such title is defensible and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and restrictions. No real property owned, leased, licensed, or used by the Company or any Subsidiary lies in an area which is, or to the knowledge of the Company will be, subject to restrictions which would prohibit, and no statements of facts relating to the actions or inaction of another person or entity or his or its ownership, leasing, licensing, or use of any real or personal property exists or will exist which would prevent, the continued effective ownership, leasing, licensing, exploration, development or production or use of such real property in the business of the Company or any Subsidiary as presently conducted or as

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the Registration Statements, the Preliminary Prospectus, the Prospectus or the Time of Sale Prospectus indicates they contemplate conducting, except as may be properly described in the Registration Statements, the Preliminary Prospectus, the Prospectus or the Time of Sale Prospectus or such as in the aggregate do not now cause and will not in the future cause a Material Adverse Change.

Z. Insurance.  Except as otherwise set forth in the Registration Statements, the Preliminary Prospectus, the Prospectus or the Time of Sale Prospectus, the Company and each Subsidiary, are insured by insurers or are self-insured against such losses and risks and in such amounts as are adequate for the conduct of their businesses and are customary for the business in which they are engaged; all such policies of insurance insuring the Company and each Subsidiary are in full force and effect and neither the Company nor any of its Subsidiaries has any reason to believe that any of them will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.  Except as otherwise set forth in the Registration Statements, the Preliminary Prospectus, the Prospectus or the Time of Sale Prospectus, there are no material claims by the Company or any Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.

AA. Taxes.  The Company and each of the Subsidiaries has filed on a timely basis all foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not cause a Material Adverse Change) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it to the extent due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or would not cause a Material Adverse Change.

BB. Investment Company Act.  Neither the Company nor any Subsidiary is required, and upon the sale of the Offered Shares as herein contemplated and the application of the net proceeds therefrom as described in the Time of Sale Prospectus will not be required, to register as an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

CC. Environmental Laws.  There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of hazardous substances or hazardous wastes by the Company or any Subsidiary (or, to the knowledge of the Company, any of its predecessors in interest), at, upon or from any of the property now or previously owned, leased or operated by the Company or any Subsidiary in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit that would require the Company or any Subsidiary to undertake any remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action that would not, individually or in the aggregate with all such violations and remedial actions, cause a Material Adverse Change.  Except for abandonment and similar costs incurred or to be incurred in the ordinary course of business of the Company or any Subsidiary, there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto any property now or previously owned, leased or operated by the Company or any Subsidiary or into the environment surrounding such property of any hazardous substances or hazardous wastes due to or caused by the Company or any Subsidiary (or, to the knowledge of the Company, any of its predecessors in interest), except for any such spill, discharge, leak, emission, injection, escape, dumping or release that would not, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, result in a Material Adverse Change; and the terms “hazardous substances,” and “hazardous wastes” shall be construed broadly to include such terms and similar terms, all of which shall have the meanings specified in any applicable local, state and federal laws or regulations with respect to environmental protection.  Except as set forth in the Time of Sale Prospectus, neither the Company nor any Subsidiary has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

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DD. Registration Rights.  There are no persons with registration rights or other similar rights to have any securities of the Company registered pursuant to the Registration Statements or sold in the offering contemplated by this Agreement except as have been waived or expired.

EE. Certain Relationships and Related Transactions.  No relationship, direct or indirect, exists between or among the Company or any Subsidiary on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any Subsidiary on the other hand, which is required to be described or incorporated by reference into the Registration Statements, the Preliminary Prospectus, the Prospectus and the Time of Sale Prospectus and which is not so described or incorporated.

FF. Brokers.  Neither the Company nor any Subsidiary is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Offered Shares other than this Agreement.

GG. ERISA.  The minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), has been satisfied by each “pension plan” (as defined in Section 3(2) of ERISA) which has been established or maintained by the Company, and the trust forming part of each such plan which is intended to be qualified under Section 401 of the Internal Revenue Code of 1986, as amended, is so qualified; each of the Company and the Subsidiaries has fulfilled its obligations, if any, under Section 515 of ERISA; neither the Company nor any Subsidiary maintains and is required to contribute to a “welfare plan” (as defined in Section 3(1) of ERISA), which provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA)); each pension plan and welfare plan established or maintained by the Company and/or one of the Subsidiaries is in compliance with the currently applicable provisions of ERISA, except where the failure to comply would not cause a Material Adverse Change; and neither the Company nor any Subsidiary has incurred or could reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA, any liability under Sections 4062, 4063 or 4064 of ERISA, or any other liability under Title IV of ERISA.

HH. Corporate Records.  The minute books of the Company and each Subsidiary have been made available to the Underwriters and counsel for the Underwriters, and such books (i) reflect all meetings and actions of the board of directors (including each board committee) and stockholders (or analogous governing bodies or interest holders) of the Company and each Subsidiary since the time of its respective organization through the date of the latest meeting and action, and (ii) accurately in all material respects reflect all transactions referred to in such minutes.

II. Margin Securities.  Neither the Company nor any Subsidiary owns any “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) and none of the proceeds of the sale of the Offered Shares will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Offered Shares to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

JJ. Transfer Taxes.  There are no transfer taxes or other similar fees or charges under federal law or laws of any state or any political subdivision thereof, required to be paid by the Company in connection with the execution and delivery of this Agreement.

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KK.  Illegal Payments.  Neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

Any certificate signed by any officer of the Company or any Subsidiary that is delivered to the Representative or to counsel for the Underwriters pursuant to this Agreement shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

Section 2.         Representations and Warranties of the Selling Stockholders.  Each Selling Stockholder severally, and not jointly, represents and warrants, with respect to itself, as follows:

A.Authorization and Binding Effect.  Each Selling Stockholder has the requisite right, power and authority to execute and deliver this Agreement and the Custody Agreement between such Selling Stockholder and the Company’s transfer agent, as custodian (the “Custodian”), relating to the deposit of the Offered Shares to be sold by such Selling Stockholder (the “Custody Agreement”) and to perform its obligations hereunder and thereunder, except as enforcement may be limited by bankruptcy, insolvency or other laws or court decisions relating to or affecting creditor’s rights generally and by general equitable principles (whether considered in a proceeding of law or in equity), and except to the extent that enforcement of the indemnification and contribution obligations provided for herein may be limited by federal or state securities laws or the public policies underlying such laws.  All action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the Custody Agreement and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly taken.

B.Ownership of Offered Shares .  The Selling Stockholder is the record and beneficial owner of the Offered Shares to be sold by it free and clear of all liens, encumbrances, and claims and, as applicable, has duly endorsed such Offered Shares in blank, and, assuming that the Underwriters acquire their interest in such Offered Shares without notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”)), the Underwriters, by purchasing such Offered Shares delivered on the First Closing Date, by making payment therefor as provided herein, and having such Offered Shares credited to the securities account or accounts of the Underwriters maintained with The Depository Trust Company or such other securities intermediary, will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Offered Shares, and no action based on an adverse claim (within the meaning of Section 8-105 of the UCC) may be asserted against the Underwriters with respect to such Offered Shares.

C.Title to Offered Shares to be Sold.  The Selling Stockholder has, and on the First Closing Date will have, good and valid title to all of the Offered Shares to be sold by it on such date and the legal right and power to sell, transfer and deliver all of the Offered Shares to be sold by it and to comply with its other obligations hereunder and thereunder.

D.No Price Stabilization or Manipulation; Compliance with Regulation M.  The Selling Stockholder has not taken, directly or indirectly, any action designed to or that would be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock or any other reference security, whether to facilitate the sale or resale of the Offered Shares or otherwise, and has taken no action which would directly or indirectly violate any provision of Regulation M.

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E.Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required by the Selling Stockholder for the performance by the Selling Stockholder of its obligations hereunder, or in connection with the performance by the Selling Stockholder of its obligations with respect to the offering or sale of the Offered Shares under this Agreement or the consummation of the transactions contemplated by this Agreement except such as have been already obtained or as may be required under the Securities Act or the regulations promulgated thereunder, state securities laws or by FINRA or the NASDAQ.  The sale of the Offered Shares to be sold by the Selling Stockholder does not, to the knowledge of the Selling Stockholder, violate any of the Company’s internal policies regarding the sale of shares of Common Stock by affiliates.

F.Absence of Defaults or Conflicts.  Neither the sale of the Offered Shares nor the consummation of any other of the transactions herein contemplated by the Selling Stockholder nor the fulfillment of the terms hereof by the Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under the charter, by-laws or similar organizational documents of the Selling Stockholder, if the Selling Stockholder is not a natural person, or the terms of any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Selling Stockholder is a party or bound, or result in the violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree applicable to the Selling Stockholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Selling Stockholder.

G.Selling Stockholder Information.  In respect of any statements in or omissions from the Registration Statements, the Preliminary Prospectus, the Prospectus or the Time of Sale Prospectus or any supplements thereto made in reliance upon and in conformity with information furnished in writing to the Company by the Selling Stockholder specifically for use in connection with the preparation thereof, such information does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make such statements not misleading.

H.No Registration or Other Similar Rights.  The Selling Stockholder (i) does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statements or included in the offering contemplated by this Agreement except to the extent exercised and so included or hereby waived or to the extent disclosed in the Company’s public filings under the Securities Act or the Exchange Act, (ii) does not have any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Offered Shares that are to be sold by the Company to the Underwriters pursuant to this Agreement, except for such rights as the Selling Stockholder has waived prior to the date hereof and as have been described in the Registration Statements and Time of Sale Prospectus and (iii) does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital stock, right, warrants, options or other securities from the Company, other than those, in each instance, described in the Registration Statements, the Preliminary Prospectus, the Prospectus and the Time of Sale Prospectus.

I.No Transfer Taxes or Other Fees.  There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid by the Selling Stockholder in connection with the execution and delivery of this Agreement or the sale by the Selling Stockholder of the Offered Shares.  There are no contracts, agreements or understandings between the Selling Stockholder and any person that could give rise to a claim against the Selling Stockholder or the Underwriters for a brokerage commission, finder’s fee or other like payment.

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J.Distribution of Offering Materials by the Selling Stockholder.  The Selling Stockholder has not distributed and will not distribute, prior to the completion of the Underwriters’ distribution of the Offered Shares, any offering material in connection with the offering and sale of the Offered Shares other than the Registration Statements, the Preliminary Prospectus, the Prospectus or the Time of Sale Prospectus.

K.    No Undisclosed Material Information.  The sale of Offered Shares by the Selling Stockholder has not been prompted by any material information regarding the Company or any Subsidiary that has come to the attention of the Selling Stockholder and is not set forth in the Prospectus, Preliminary Prospectus and Time of Sale Prospectus.

Each Selling Stockholder acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 8 hereof, counsel to the Selling Stockholder and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

Section 3.                      Purchase, Sale and Delivery of the Offered Shares

A.  The Firm Shares.  Upon the terms herein set forth, (i) the Company agrees to issue and sell to the several Underwriters an aggregate of 12,000,000 Firm Shares and (ii) each Selling Stockholder agrees to sell to the several Underwriters the number of Firm Shares set forth opposite its name on Schedule B, for an aggregate of 8,503,347 Firm Shares.  On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Stockholders the Firm Shares set forth opposite their names on Schedule A at a purchase price of $4.1360 per share.

               B.       The First Closing Date.  Delivery of the Firm Shares to be purchased by the Underwriter and payment therefor shall be made at the offices of Jackson Walker LLP, 112 E. Pecan Street, Suite 2400, San Antonio, Texas 78205-1510 (or such other place as may be agreed to by the Company, the Selling Stockholders and the Representative) at 9:00 a.m. Central time, on February 1, 2011, or such other time and date as shall be agreed upon by the Company, the Selling Stockholders and the Representative (the time and date of such closing are called the “First Closing Date”).

        C.The Optional Shares; Option Closing Date.  In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase up to an aggregate of 3,075,502 Optional Shares from the Company at the purchase price per share to be paid by the several Underwriters for the Firm Shares and in proportion to the amounts set forth opposite their names on Schedule A.  The option granted hereunder is for use by the several Underwriters solely in covering any over-allotments in connection with the sale and distribution of the Firm Shares.  The option granted hereunder may be exercised at any time and from time to time in whole or in part upon notice by the Representative to the Company, which notice may be given at any time within 30 days from the date of this Agreement.  Such notice shall set forth (i) the aggregate number of Optional Shares as to which the several Underwriters are exercising the option, (ii) the names and denominations in which the Optional Shares are to be registered and (iii) the time, date and place at which the Optional Shares will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in such case the term “First Closing Date” shall refer to the time and date of delivery of certificates for the Firm Shares and such Optional Shares).  Such time and date of delivery, if subsequent to the First Closing Date, is called an “Option Closing Date” and shall be determined by the Representative and shall not be earlier than two or later than five full business days after delivery of such notice of exercise.  The Representative may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

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D. Public Offering of the Offered Shares.  The Underwriters hereby advise the Company and the Selling Stockholders that the Underwriters intend to offer for sale to the public, initially on the terms set forth in the Time of Sale Prospectus and the Prospectus, the Offered Shares as soon after this Agreement has been executed as the Representative, in its judgment, has determined is advisable and practicable.

E. Payment for the Offered Shares.  Payment for the Firm Shares shall be made at the First Closing Date by wire transfer of immediately available funds to the order of the Company and the Selling Stockholders (or the Custodian on behalf of the Selling Stockholders), as applicable.  Payment for the Optional Shares shall be made at the First Closing Date or the applicable Option Closing Date, as the case may be, by wire transfer of immediately available funds to the order of the Company.

F. Delivery of the Offered Shares,  The Company, through the facilities of DTC, and each of the Selling Stockholders shall deliver, or cause to be delivered, to the Underwriters the Firm Shares to be sold by it at the First Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor.  The Company, through the facilities of DTC, shall deliver, or cause to be delivered, to the Underwriters, the Optional Shares the Underwriters have agreed to purchase at the First Closing Date or the applicable Option Closing Date, as the case may be, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor.  At least two full business days prior to the First Closing Date (or the applicable Option Closing Date, as the case may be), the Company, and if applicable the Selling Stockholders, shall authorize the Company’s transfer agent to arrange for the delivery of the Offered Shares in accordance with the provisions of this Section 3(F). The Offered Shares shall be registered in such names and denominations as the Representative shall have requested at least one business day prior to the First Closing Date (or the applicable Option Closing Date, as the case may be). Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

Section 4.    Additional Covenants of the Company.  The Company further covenants and agrees with the Underwriters as follows:

A. Delivery of Registration Statements, Time of Sale Prospectus and Prospectus.  Upon request, the Company shall furnish to the Underwriters, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 4(E) or Section 4(G) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statements as the Representative may reasonably request.

B. Underwriters’ Review of Proposed Amendments and Supplements.   Prior to amending or supplementing the Registration Statements, the Time of Sale Prospectus, the Preliminary Prospectus or the Prospectus, including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act, the Company shall furnish to the Representative for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement without the consent of the Representative, and shall file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

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C. Free Writing Prospectuses. .  The Company shall furnish to the Representative for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed free writing prospectus or any amendment or supplement thereto to be prepared by or on behalf of, used by or referred to by, the Company and the Company shall not file, use or refer to any proposed free writing prospectus, or any amendment or supplement thereto, without the consent of the Representative (which consent shall not be unreasonably withheld). The Company shall furnish to each Underwriter, without charge, as many copies of any free writing prospectus prepared by or on behalf of, or used by the Company, as such Underwriter may reasonably request. If at any time when a prospectus is required by the Securities Act (including, without limitation, pursuant to Rule 173(d)) to be delivered in connection with sales of the Offered Shares (but in any event if at any time through and including the First Closing Date) there occurred or occurs an event or development as a result of which any free writing prospectus prepared by or on behalf of, used by or referred to by, the Company conflicted or would conflict with the information contained in the Registration Statements or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company shall promptly amend or supplement such free writing prospectus to eliminate or correct such conflict or so that the statements in such free writing prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such subsequent time, not misleading, as the case may be; provided, however, that prior to amending or supplementing any such free writing prospectus, the Company shall furnish to the Representative for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of such proposed amended or supplemented free writing prospectus and the Company shall not file, use or refer to any such amended or supplemented free writing prospectus without the consent of the Representative (which consent shall not be unreasonably withheld).

D.Filing of Underwriter Free Writing Prospectuses.  The Company shall not take any action that would result in the Underwriters or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriters that the Underwriters otherwise would not have been required to file thereunder.

E.Amendments and Supplements to Time of Sale Prospectus.  If the Time of Sale Prospectus is being used to solicit offers to buy the Offered Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus so that the Time of Sale Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statements, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, including the Securities Act, the Company shall (subject to Sections 4(B) and 4(C)) forthwith prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statements, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law including the Securities Act.

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F. Securities Act Compliance.  After the date of this Agreement, the Company shall promptly advise the Representative in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statements or any amendment or supplement to the Time of Sale Prospectus, any free writing prospectus, the Preliminary Prospectus or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statements becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statements or any post-effective amendment thereto or any amendment or supplement to the Time of Sale Prospectus, any free writing prospectus, the Preliminary Prospectus or the Prospectus or of any order preventing or suspending the use of the Time of Sale Prospectus, any free writing prospectus, the Preliminary Prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange or automated quotation system upon which they are listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its commercially reasonable efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 433, 430B and 430C, as applicable, under the Securities Act and will use its best efforts to confirm that any filings made by the Company under such Rules 424(b) or 433 were received in a timely manner by the Commission.

G. Amendments and Supplements to the Prospectus and Other Securities Act Matters.   If the delivery of a prospectus is required at any time after the date hereof and if at such time any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus so that the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of the Representative or counsel for the Underwriters it is otherwise necessary to amend or supplement the Prospectus to comply with applicable law, including the Securities Act, the Company shall (subject to Section 4(B) and 4(C)) file with the Commission and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law including the Securities Act. Neither the consent of the Representative to, or delivery of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under Sections 4(B) or (C).

H. Blue Sky Compliance.  The Company shall cooperate with the Representative and counsel for the Underwriters to qualify or register the Offered Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws of those jurisdictions designated by the Representative, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Offered Shares.  The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation.  The Company will advise the Representative promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Offered Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its commercially reasonable efforts to obtain the withdrawal thereof at the earliest possible moment.

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I. Transfer Agent.  The Company shall continue to engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.

J. Earnings Statement.  As soon as practicable, the Company will make generally available to its security holders and to the Representative an earnings statement (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

K. Periodic Reporting Obligations.  The Company, during the period when the Prospectus is required to be delivered under the Securities Act, shall file, on a timely basis, with the Commission and, where required, the NASDAQ, all reports and documents required to be filed under the Exchange Act.

L. Listing.  The Company will use its commercially reasonable efforts to effect and maintain the inclusion and quotation of the Offered Shares on the NASDAQ and to maintain the inclusion and quotation of the Common Stock on the NASDAQ unless and until such security is listed on another exchange or automated quotation system of at least comparable reputation.

M. Company to Provide Copy of the Prospectus in Form That May be Downloaded from the Internet.  The Company shall cause to be prepared and delivered, at its expense, within one business day from the effective date of this Agreement, to the Representative an “electronic Prospectus” to be used by the Underwriters in connection with the offering and sale of the Offered Shares.  As used herein, the term “electronic Prospectus” means a form of Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Representative, that may be transmitted electronically by the Underwriters to offerees and purchasers of the Offered Shares; (ii) it shall disclose the same information as the paper Prospectus, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic Prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Representative, that will allow investors to store and have continuously ready access to the Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet as a whole and for on-line time).  The Company hereby confirms that it has included or will include in the Prospectus filed pursuant to EDGAR or otherwise with the Commission and in each of the Registration Statements at the time it was declared effective an undertaking that, upon receipt of a request by an investor or his or her representative, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Prospectus.

N. Agreement Not to Offer or Sell Additional Shares of Common Stock.  Except for the sale to the Underwriters in the Offering, during the period commencing on the date hereof and ending on the 90th day immediately following the date of the Prospectus (the “Lock-up Period”), the Company will not, without the prior written consent of the Representative (which consent may be withheld at the sole discretion of the Representative), directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option to contact to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of any share of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock, or file any registration statement under the Securities Act in respect of, any shares of Common Stock, options or warrants to acquire shares of Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock (other than as contemplated by this Agreement with respect to the Offered Shares); provided, however, that (1) the Company may issue shares of Common Stock or options to purchase shares of its Common Stock, or

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shares of Common Stock upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Prospectus or any amendment to or replacement of such plan, (2) the Company may file one or more registration statements on Form S-8 or amendments thereto relating to the issuance of Common Stock or the issuance and exercise of options to purchase shares of Common Stock granted under the employee benefit plans of the Company existing on the date of the Prospectus or any amendment to or replacement of such plan and (3) the Company may file a registration statement or an amendment to any registration statement pursuant to registration rights held by third parties not subject to a lock-up agreement, the filing of any registration statement on Form S-3, provided that no sales under such registration statements shall  take place during the Lock-up Period.  Notwithstanding the foregoing, if (i) during the last 17 days of the Lock-up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (ii) prior to the expiration of the Lock-up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-up Period, then in each case the Lock-up Period will be extended until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event, as applicable, except that such extension will not apply if, (A) within three business days prior to the expiration of the Lock-up Period, the Company delivers to the Underwriters a certificate, signed by the Chief Financial Officer or Chief Executive Officer of the Company, certifying on behalf of the Company that the shares of Common Stock are “actively traded securities” (as defined in Regulation M) and (B) that the Company meets the applicable requirements of paragraph (a)(1) of Rule 139 under the Securities Act in the manner contemplated by NASD Rule 2711(f)(4) of the FINRA Manual.  The Company will provide the Representative with prior notice of any such announcement that gives rise to an extension of the restricted period.

O. No Stabilization or Manipulation; Compliance with Regulation M.  Prior to the completion of the distribution of the Offered Shares, the Company will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock or any other reference security, whether to facilitate the sale or resale of the Offered Shares or otherwise, and the Company will, and shall cause each of its affiliates to, comply with all applicable provisions of Regulation M.  Prior to the completion of the distribution of the Offered Shares, if the limitations of Rule 102 of Regulation M (“Rule 102”) do not apply with respect to the Offered Shares or any other reference security pursuant to any exception set forth in Section (d) of Rule 102, then promptly upon notice from the Representative (or, if later, at the time stated in the notice), the Company will, and shall cause each of its affiliates to, comply with Rule 102 as though such exception were not available but the other provisions of Rule 102 (as interpreted by the Commission) did apply.

P. Use of Proceeds. The Company shall use the net proceeds from the sale of the Offered Shares sold by it in the manner described under the caption “Use of Proceeds” in the Prospectus and Time of Sale Prospectus.  The Company shall not invest, or otherwise use the proceeds in such a manner as would require the Company to register as an investment company under the Investment Company Act.

The Underwriters, may, in their discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

Section 5.                 Covenants of the Selling Stockholders.

A.           Agreement Not to Offer or Sell Additional Shares of Common Stock.  Each of the Selling Stockholders agrees that it will not, without the prior written consent of the Underwriters (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities

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exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by such Selling Stockholder, or publicly announce such Selling Stockholder’s intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the last day of the Lock-up Period.  The foregoing sentence shall not apply to (1) the Offered Shares to be sold hereunder; (2) a sale, transfer or disposition in accordance with applicable law, by a Selling Stockholder or any of its dealer affiliates acting in the ordinary course of their business as such, if that Selling Stockholder is a broker/dealer acting as an agent of its customers; or (3) a transfer by such Selling Stockholder to an affiliate, provided that such affiliate agrees in writing to be bound for the Lock-up Period.  Notwithstanding the foregoing, if (i) during the last 17 days of the Lock-up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (ii) prior to the expiration of the Lock-up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-up Period, then in each case the Lock-up Period will be extended until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event, as applicable, except that such extension will not apply if, (i) at the expiration of the Lock-up Period, the shares of Common Stock are an “actively traded security” (as defined in Regulation M) and (ii) that the Company meets the applicable requirements of paragraph (a)(1) of Rule 139 under the Securities Act in the manner contemplated by Rule 2711(f)(4) of NASD.  The previous sentence shall not apply to a broker dealer or its dealer affiliates acting in the ordinary course of their business as such, acting as an agent of its customers.

B.  No Stabilization or Manipulation; Compliance with Regulation M.  Prior to the completion of the distribution of the Offered Shares, each of the Selling Stockholders agrees that it will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock or any other reference security, whether to facilitate the sale or resale of the Offered Shares or otherwise, and each of the Selling Stockholders will, and shall cause each of their affiliates to, comply with all applicable provisions of Regulation M.  Prior to the completion of the distribution of the Offered Shares, if the limitations of Rule 102 do not apply with respect to the Offered Shares or any other reference security pursuant to any exception set forth in Section (d) of Rule 102, then promptly upon notice from the Underwriters (or, if later, at the time stated in the notice), each of the Selling Stockholders will, and shall cause each of its affiliates to, comply with Rule 102 as though such exception were not available but the other provisions of Rule 102 (as interpreted by the Commission) did apply.

C.  Delivery of Form W-9.  Prior to the First Closing Date, each of the Selling Stockholders shall deliver to the Representative a properly completed and executed United States Treasury Department Form W-9.

        D.     Free Writing Prospectuses.  The Selling Stockholder represents that it has not prepared or had prepared on its behalf or used or referred to, and agrees that it will not prepare or have prepared on its behalf or use or refer to, any free writing prospectus, and has not distributed and will not distribute any written materials in connection with the offer or sale of the Offered Shares.

The Underwriters may, in their discretion, waive in writing the performance by the Selling Stockholders of any one or more of the foregoing covenants or extend the time for their performance.

Section 6.           Payment of Expenses.  The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Offered Shares (including all printing and engraving costs), (ii) all fees and expenses of the Company’s transfer agent, (iii) all fees and expenses of the Company’s counsel, independent public
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or certified public accountants and other advisors, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statements (including financial statements, exhibits, schedules, consents and certificates of experts), the Time of Sale Prospectus, the Preliminary Prospectus, the Prospectus and any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company, and all amendments and supplements thereto, and this Agreement, (v) all filing fees and reasonable attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Offered Shares for offer and sale under the state securities or blue sky laws, and, if requested by the Representative, preparing and printing a blue sky survey or memorandum, and any supplements thereto, advising the Representative of such qualifications, registrations, determinations and exemptions, (vi) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters in connection with, FINRA’s review and approval of the Underwriters’ participation in the offering and distribution of the Offered Shares, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Offered Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations and, with the prior approval of the Company, travel and lodging expenses of the representatives, employees and officers of the Company and the Company’s share of the cost of any aircraft chartered in connection with the road show, (viii) the fees and expenses associated with listing the Offered Shares on the NASDAQ, (ix) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Offered Shares, and (x) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statements.  Except as provided in this Section 6 or Section 9, Section 10 and Section 11 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

The Selling Stockholders further agree to pay (directly or by reimbursement) all fees and expenses incident to the performance of their obligations under this Agreement which are not otherwise specifically provided for herein, including but not limited to (i) fees and expenses of counsel and of the Custodian which shall be paid out of the Selling Stockholders' portion of the proceeds from the Offering; and (ii) fees and expenses of other advisors for such Selling Stockholders.

This Section 6 shall not affect or modify any separate, valid agreement relating to the allocation of payment of expenses between the Company, on the one hand, and the Selling Stockholders, on the other hand.

Section 7.                      Covenant of the Underwriters.  Each Underwriter severally, and not jointly, covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of the Underwriters that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriters.

Section 8.                      Conditions of the Obligations of the Underwriters.  The obligations of the Underwriters to purchase and pay for the Firm Shares as provided herein on the First Closing Date and, with respect to the Optional Shares, the First Closing Date or each Option Closing Date, as applicable, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders set forth in Sections 1 and 2 hereof, as of the date hereof and as of the First Closing Date as though then made and, with respect to the Optional Shares, as of the First Closing Date and each Option Closing Date, as applicable, as though then made, to the timely performance by the Company and the Selling Stockholders of their covenants and other obligations hereunder, and to each of the following additional conditions:

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A. Comfort Letters.  Prior to the First Closing Date, the Representative shall have received from:

(a) BDO Seidman, LLP, independent certified public accountants for the Company, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representative, (i) containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to AU Section 634 of the Interim Accounting Standards of the PCAOB (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information included or incorporated by reference in the Registration Statements, Time of Sale Prospectus, and the Prospectus, and (ii) confirming that they are (A) independent public or certified public accountants as required by the Securities Act, the Exchange Act and the PCAOB and (B) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X; and

(b) DeGolyer and MacNaughton, a letter effective as of the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representative, stating the conclusions and findings of such firm with respect to the oil and natural gas reserves of the Company.

B.  Compliance with Registration Requirements; No Stop Order.   For the period from and after the date of this Agreement and prior to the First Closing Date and, with respect to the Optional Shares, each Option Closing Date:

(a) the Company shall have filed the Prospectus with the Commission (including the information previously omitted from the Registration Statements pursuant to Rule 430B or Rule 430C under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; and

(b) no stop order suspending the effectiveness of the Registration Statements or any post-effective amendment to the Registration Statements, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission.

    C.No Material Adverse Change or Ratings Agency Change .  For the period from and after the date of this Agreement and prior to the First Closing Date and, with respect to the Optional Shares, each Option Closing Date there shall not have occurred except as contemplated by the Registration Statement, the Preliminary Prospectus, the Prospectus or the Time of Sale Prospectus, any Material Adverse Change.

     D.Opinion of Counsel for the Company

(a) On each of the First Closing Date and on each Option Closing Date, the Representative shall have received the opinion of Jackson Walker LLP, counsel for the Company, dated as of such date, in substantially the form attached as Exhibit A.

(b) On each of the First Closing Date and on each Option Closing Date, the Representative shall have received the opinion of Holland & Hart LLP, special Nevada counsel for the Company, dated as of such date, in substantially the form attached as Exhibit B.

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(c) On each of the First Closing Date and on each Option Closing Date, the Representative shall have received the opinion of Mark Smith PC, special Canadian counsel for the Company, dated as of such date, in substantially the form attached as Exhibit C.

E.Opinion of Counsel for the Underwriters.  On each of the First Closing Date and each Option Closing Date, the Underwriters shall have received the opinion of Porter Hedges LLP, counsel for the Underwriters, in form and substance satisfactory to the Underwriters, dated as of such date.

   F.Opinion of Counsel for the Selling Stockholders.  On each of the First Closing Date, the Representative shall have received the opinion of Jackson Walker LLP counsel for the Selling Stockholders other than Valley Energy Investment Fund U.S., L.P. (“Valley”), dated as of such date, in substantially the form attached as Exhibit D, as to each of the Selling Stockholders other than Valley. On the First Closing Date, the Representative shall have received the opinion of Haynes and Boone, LLP, counsel for Valley, dated as of such date, in substantially the form attached as Exhibit D, as to none of the Selling Stockholders other than Valley.

   G. Company Officers’ Certificate.  On each of the First Closing Date and each Option Closing Date, the Representative shall have received a written certificate executed by the Chief Executive Officer of the Company and the Chief Financial Officer of the Company, dated as of such date, to the effect set forth in subsections (B)(b) and (C)(b) of this Section 8, and further to the effect that:

(a) for the period from and after the date of this Agreement and prior to such date, there has not occurred any Material Adverse Change;

(b) the representations and warranties of the Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such date; and

(c) the Company has complied with all the agreements and covenants hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such date.

Each of Jackson Walker LLP, counsel for the Company and the Selling Stockholders other than Valley, Haynes and Boone, LLP, counsel to Valley, Holland & Hart LLP and Mark Smith PC, special counsel for the Company, and Porter Hedges LLP, counsel for the Underwriters shall be entitled to rely upon the certificate as required to be delivered by the Company’s officers under this Section 8 in connection with any opinions delivered by such counsels to the Underwriters.

                 H. Selling Stockholder’s Certificate.  On the First Closing Date, the Underwriters shall have received a written certificate executed by the Selling Stockholder, or if the Selling Stockholder is not a natural person, by an authorized officer of each Selling Stockholder, dated as of such date, to the effect that:

(a) the representations and warranties of such Selling Stockholder set forth in Section 2 of this Agreement are true and correct with the same force and effect as though expressly made by such Selling Stockholder on and as of such date;

(b) such Selling Stockholder has complied with all the agreements and covenants hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such date.

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Each of Jackson Walker LLP, counsel for the Company and the Selling Stockholders other than Valley, Haynes and Boone, LLP, counsel to Valley, Holland & Hart LLP and Mark Smith PC, special counsel for the Company and Porter Hedges LLP, counsel for the Underwriters shall be entitled to rely upon the certificate as required to be delivered by the Selling Stockholders under this Section 8 in connection with any opinions delivered by such counsels to the Underwriters.

I. Custody Agreements of the Selling Stockholders.  On the date hereof, the Company and the Selling Stockholders shall have furnished for review by the Representative copies of the Custody Agreements executed by each of the Selling Stockholders.

J. Bring-down Comfort Letters.  On each of the First Closing Date and each Option Closing Date, the Representative shall have received from:

(a) BDO Seidman, LLP, independent certified public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representative, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (A)(a) of this Section 8, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or the applicable Option Closing Date, as the case may be; and

(b) DeGolyer and MacNaughton, a letter dated such date, in form and substance satisfactory to the Representative, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (A)(b) of this Section 8.

K. Lock-Up Agreement from Certain Securityholders of the Company.  Prior to the First Closing Date, the Company shall have furnished to the Representative an agreement in the form of Exhibit E hereto from each of the Company’s executive officers and directors, and such agreement shall be in full force and effect on each of the First Closing Date and each Option Closing Date.

L. Exchange Listing.  The Offered Shares shall have been approved for listing on the NASDAQ, subject only to official notice.

M. Additional Documents.  On or before the First Closing Date and each Option Closing Date, the Underwriters and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Offered Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 8 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by notice to the Company and the Selling Stockholders at any time on or prior to the First Closing Date and, with respect to the Optional Shares, at any time prior to the applicable Option Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 6, Section 9, Section 10 and Section 11 shall at all times be effective and shall survive such termination.

Section 9.                      Reimbursement of Underwriters’ Expenses.  If this Agreement is terminated by the Representative pursuant to Section 8 (other than (B)(c) or (E)), or if the sale to the Underwriters of the Offered Shares on the First Closing Date (or the applicable Option Closing Date) is not consummated because of any refusal, inability or failure on the part of the Company or the Selling Stockholders to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse

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the Underwriters upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Underwriters in connection with the proposed purchase and the offering and sale of the Offered Shares, including but not limited to reasonable fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

Section 10.                      Indemnification

A. Indemnification of the Underwriters by the Company.  The Company agrees to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls such Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statements, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 430B or Rule 433(d) of the Securities Act, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each such Underwriter and each such officer, employee or controlling person for any and all expenses (including the reasonable fees and disbursements of one counsel chosen by the Representative) as such expenses are reasonably incurred by such Underwriter or such officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representative expressly for use in the Registration Statements, the Time of Sale Prospectus, any such free writing prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by the Underwriters to the Company consists of the information described in subsection (C) below.  The indemnity agreement set forth in this Section 10(A) shall be in addition to any liabilities that the Company may otherwise have.

B.Indemnification of the Underwriters by the Selling Stockholders.  Each Selling Stockholder agrees severally, and not jointly, to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls such Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which the Underwriters or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statements, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B, under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Time of Sale Prospectus, any free writing prospectus

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 that the Company has filed, or is required to file, pursuant to Rule 430B or Rule 433(d) of the Securities Act, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each such Underwriter and each such officer, employee or controlling person for any and all expenses (including the reasonable fees and disbursements of one counsel chosen by the Representative) as such expenses are reasonably incurred by the Underwriters or each such officer, employee or in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall only apply in each case to the extent but only to the extent such losses, claims, damages, liabilities, expenses or actions are caused by any such untrue statement or omission or alleged untrue statement or omission based upon and in conformity with written information relating to such Selling Stockholder furnished to the Representative by the Selling Stockholder expressly for use therein; it being understood and agreed that the only such information furnished by the Underwriters to the Company consists of the information under the caption “Selling Stockholders” in the Prospectus.  The indemnity agreement set forth in this Section 10(B) shall be in addition to any liabilities that any Selling Stockholder may otherwise have.  Without limiting the full extent of the Company’s agreement to indemnify the Underwriters pursuant to Section 10(A) as herein provided, the liability of each Selling Stockholders shall not exceed the aggregate gross proceeds received, but before expenses, from the sale of the Offered Shares by such Selling Stockholder.

C. Indemnification of the Company, its Directors and Officers and the Selling Stockholders.  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors and each of its officers who signed the Registration Statements, the Selling Stockholders and each person, if any, who controls the Company or the Selling Stockholders within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer, Selling Stockholder or controlling person, may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Representative), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statements, Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 430B or Rule 433(d) of the Securities Act, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statements, Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 430B or Rule 433(d) of the Securities Act, the Preliminary Prospectus, the Prospectus (or such amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company or the Selling Stockholders by the Underwriters expressly for use therein; and to reimburse the Company, or any such director, officer, Selling Stockholder or controlling person, for any legal and other expense reasonably incurred by the Company, or any such director, officer, Selling Stockholder or controlling person, in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.  The Company and the Selling Stockholders hereby acknowledge that the only information that the Underwriters has furnished to the Company and the Selling Stockholders expressly for use in the Registration Statements, Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 430B or Rule 433(d) of the Securities Act, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the third, ninth and tenth paragraphs

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under the caption “Underwriting” in the Prospectus. The indemnity agreement set forth in this Section 10(C) shall be in addition to any liabilities that the Underwriters may otherwise have.

D.Notifications and Other Indemnification Procedures.  Promptly after receipt by an indemnified party under this Section 10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 10, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 10 or to the extent it is not prejudiced as a proximate result of such failure.  In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 10 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party, representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

E.Settlements.  The indemnifying party under this Section 10 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

Section 11.       Contribution.  If the indemnification provided for in Section 10 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, on the

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 one hand, and the Underwriters, on the other hand, from the offering of the Offered Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Offered Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Offered Shares pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Stockholders, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Offered Shares as set forth on such cover.  The relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 10(C), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.  The provisions set forth in Section 10(C) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 11; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 10(C) for purposes of indemnification.

The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation (even if the Underwriters were treated as one entity for such purpose) which does not take account of the equitable considerations referred to in this Section 11.

Notwithstanding the provisions of this Section 11, the Underwriters shall not be required to contribute any amount in excess of the underwriting fees and commissions received by the Underwriters in connection with the Offered Shares underwritten by it and distributed to the public.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligation to contribute pursuant to this Section 11 are several, and not joint, in proportion to their respective underwriting commitments set forth opposite their name on Schedule A.  For purposes of this Section 11, each officer and employee of the Underwriters and each person, if any, who controls the Underwriters within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Underwriters, and each director of the Company, each officer of the Company who signed the Registration Statements, and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

Section 12.         Defaulting Underwriter.

A. If, on the First Closing Date or the Option Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Offered Shares that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase

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 of such Offered Shares by other persons satisfactory to the Company and the Selling Stockholders on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Offered Shares, then the Company and the Selling Stockholders shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Offered Shares on such terms. If other persons become obligated or agree to purchase the Offered Shares of a defaulting Underwriter, either the non-defaulting Underwriters, the Company or the Selling Stockholders may postpone the First Closing Date or the Option Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company, counsel for the Selling Stockholder or counsel for the Underwriters may be necessary in the Registration Statements, the Preliminary Prospectus, the Prospectus and the Time of Sale Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statements, the Preliminary Prospectus, the Prospectus and the Time of Sale Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule A hereto that, pursuant to this Section 12, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

B. If, after giving effect to any arrangements for the purchase of the Offered Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company and the Selling Stockholders as provided in paragraph (A) above, the aggregate number of Offered Shares that remain unpurchased on the First Closing Date or the Option Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of Offered Shares to be purchased on such date, then the Company and the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Offered Shares that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Offered Shares that such Underwriter agreed to purchase on such date) of the Offered Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

C. If, after giving effect to any arrangements for the purchase of the Offered Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company and the Selling Stockholders as provided in paragraph (A) above, the aggregate number of Offered Shares that remain unpurchased on the First Closing Date or the Option Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of Offered Shares to be purchased on such date, or if the Company and the Selling Stockholder shall not exercise the right described in paragraph (B) above, then this Agreement or, with respect to any Option Closing Date, the obligation of the Underwriters to purchase Offered Shares on the Option Closing Date shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 12 shall be without liability on the part of the Company and the Selling Stockholders, except that the Company and the Selling Stockholders will continue to be liable for the payment of expenses as set forth in Section 8 hereof and except that the provisions of Section 12 hereof shall not terminate and shall remain in effect.

D. Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company, the Selling Stockholders or any non-defaulting Underwriter for damages caused by its default.

Section 13.   Termination of this Agreement.  The Representative, by notice given to the Company and the Selling Stockholders, shall have the right to terminate this Agreement at any time prior to the First Closing Date or to terminate the obligations of the Underwriters to purchase the Optional Shares at any time prior to the Option Closing Date, as the case may be, if at any time (i)(a) trading or

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 quotation in any of the Company’s securities shall have been suspended or limited by the Commission or the NASDAQ or (b) trading in securities generally on either the NASDAQ or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or FINRA; (ii) a general banking moratorium shall have been declared by any of federal or New York authorities; (iii) any major disruption of settlements of securities, payment or clearance services in the United States which adversely affects the ability of the Underwriters to complete the offering contemplated by this Agreement; (iv) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representative is material and adverse and makes it impracticable to market the Offered Shares in the manner and on the terms described in the Time of Sale Prospectus or to enforce contracts for the sale of securities; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representative may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured.  Any termination pursuant to this Section 13 shall be without liability on the part of (a) the Company or the Selling Stockholders to the Underwriters, except that the Company and the Selling Stockholders shall be obligated to reimburse the expenses of the Underwriters to the extent provided in Sections 6 and 9 hereof, (b) the Underwriters to the Company and the Selling Stockholders, or (c) of any party hereto to any other party except that the provisions of Sections 10, 11 and 12 shall at all times be effective and shall survive such termination.

Section 14.    Representations and Indemnities to Survive Delivery.  The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers, of the Selling Stockholders and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or the Company or any of its or their partners, officers or directors or any controlling person, or the Selling Stockholders, as the case may be, and will survive delivery of and payment for the Offered Shares sold hereunder and any termination of this Agreement.

Section 15.     Notices.  All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Underwriters:

                Johnson Rice & Company L.L.C.
As representative of the several underwriters
639 Loyola Avenue, Suite 2775
New Orleans, Louisiana 70113
                Facsimile: (504) 566-0742
               Attention: Joshua C. Cummings

with a copy (which shall not constitute notice) to:

Porter Hedges LLP
                1000 Main Street, 36th Floor
                Houston, Texas 77002
                Facsimile: (713) 226-6274
                ttention: Robert G. Reedy

If to the Company:

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Abraxas Petroleum Corporation
                18803 Meisner Drive
San Antonio, Texas 78258
Facsimile:  (210) 918-6675
                Attention:  Barbara Stuckey

with a copy (which shall not constitute notice) to:
Jackson Walker L.L.P.
112 E. Pecan Street, Suite 2400
San Antonio, Texas 78205
Facsimile (210) 242-4640
Attention:  Steven R. Jacobs

If to the Selling Stockholders:

To the addresses specified in Schedule B hereto

with a copy to each of the following (which shall not constitute notice):

Jackson Walker L.L.P.
112 E. Pecan Street, Suite 2400
San Antonio, Texas 78205
Facsimile (210) 242-4640
Attention:  Steven R. Jacobs

Haynes and Boone, LLP
2323 Victory Avenue, Suite 700
Dallas, Texas 75219
Facsimile (214) 200-0577
Attention: Greg R. Samuel

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 16.    Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 12, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 10 and Section 11, and in each case their respective successors, and no other person will have any right or obligation hereunder.  The term “successors” shall not include any purchaser of the Offered Shares as such from the Underwriters merely by reason of such purchase.

Section 17.    Partial Unenforceability.  The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof.  If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 18.    Governing Law Provisions.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state.  Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the

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 federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the jurisdiction of such courts in any such suit, action or proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.  With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

Section 19.   No Advisory or Fiduciary Relationship. The Company and the Selling Stockholders acknowledge and agree that (a) the purchase and sale of the Offered Shares pursuant to this Agreement, including the determination of the public offering price of the Offered Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction the Underwriters are and have been acting solely as a principal and are not agents or fiduciaries of the Company, or its stockholders (including the Selling Stockholders), creditors, employees or any other party, (c) the Underwriters have no advisory or fiduciary responsibility or other obligation (except as specifically set forth herein) in favor of the Company or the Selling Stockholders with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriters have advised or are currently advising the Company or the Selling Stockholders on other matters), (d) the Underwriters and their affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Selling Stockholders (but which will not interfere with the Underwriters’ ability to perform their obligations under this Agreement), and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Selling Stockholders have consulted their own legal, accounting, regulatory and tax advisors to the extent that they deemed appropriate.

Section 20.   General Provisions.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.  The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

           Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 10 and the contribution provisions of Section 11, and is fully informed regarding said provisions.  Each of the parties hereto further acknowledges that the provisions of Sections 10 and 11 hereto fairly allocate the risks in light of the

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ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statements, the Preliminary Prospectus, the Time of Sale Prospectus, each free writing prospectus, and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

Section 21.  Authority of the Representative. Any action by the Underwriters hereunder may be taken by the Representative on behalf of the Underwriters, and any such action taken by the Representative shall be binding upon the Underwriters.

[Signature Pages Follow]

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If the foregoing is in accordance with your understanding of our agreement, kindly sign and return the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with it terrms.

                    Very truly yours,

ABRAXAS PETROLEUM CORPORATION

By: /s/Robert L.G. Watson
Name: Robert L.G. Watson
Title: President & CEO

SELLING STOCKHOLDERS:

CITIGROUP GLOBAL MARKETS INC.
By: /s/ Kevin Russell
Name: Kevin Russell
Title: Head of Equities Trading for the Americas

VALLEY ENERGY INVESTMENT FUND U.S., L.P.
By: /s/ Emili e. De La Cruz Jackson
Name: Emili E. De La Cruz Jackson
Title: Authorized Signatory

TORTOISE CAPITAL RESOURCES CORPORATION
By: /s/ Terry Matlack
Name: Terry Matlack
Title: CEO & Managing Director for Tortoise

[Signature page to Underwriting Agreement]

MARTIN B PERLMAN ASSOCIATES

By: /s/ Martin B. Perlman
Name: Martin B. Perlman
Title: Manager

MEDDS III

By: /s/ Martin B. Perlman
Name: Martin B. Perlman
Title: Manager

HARTZ CAPITAL INVESTMENTS, LLC
By: /s/ Ronald J. Bangs
Name: Ronald J. Bangs
Title: Chief Operating Officer

[Signature page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representative as of the date first above written.

JOHNSON RICE & COMPANY L.L.C.
As representative of the several underwriters

By: /s/Josha C. Cummings
Name: Joshua C. Cummings
Title:   Equity Member

[Signature page to Underwriting Agreement]

SCHEDULE A

Underwriters

Underwriter	Number of Firm Shares to be Purchased
Johnson Rice & Company L. L. C.	7,586,238
Canaccord Genuity Inc.	6,151,004
Stifel, Nicolaus & Company, Incorporated	5,125,837
Wunderlich Securities, Inc.	820,134
Ladenburg Thalmann & Co. Inc.	820,134

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SCHEDULE B

Selling Stockholders

Selling Stockholder	Number of Firm Shares to be Sold
Citigroup Global Markets, Inc. 390 Greenwich Street, 3rd Floor New York, New York 10013	3,430,786
Valley Energy Investment Fund U.S., L.P. 214 N. Tryon Street NC-027-40-03; 40th Floor Charlotte, North Carolina 28255 Attention: William Wallis	2,422,154
Tortoise Capital Resources Corporation 11550 Ash Street, Suite 300 Leawood, Kansas 66211	1,646,376
Hartz Capital Investments, LLC 400 Plaza Drive Secaucus, New Jersey 07094 Attn: Noah B. Lerner Facsimile No.: (201) 866-6387	865,056
Martin B. Perlman Associates Attn: Martin B. Perlman 539 Durie Avenue Closter, New Jersey 07624	62,695
MEDDS III c/o Martin B. Perlman Associates Attn: Martin B. Perlman 539 Durie Avenue Closter, New Jersey 07624	76,280

Total:	8,503,347

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SCHEDULE C

Schedule of Free Writing Prospectuses included in the Time of Sale Prospectus

-	Free writing prospectus dated January 26, 2011
-	Road show presentation dated January 18, 2011 (posted on www.netroadshow.com)

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SCHEDULE D

Subsidiaries of the Company

Name of Subsidiary	Jurisdiction of Organization
Abraxas Properties Incorporated 18803 Meisner Drive San Antonio, Texas 78258	Texas
Sandia Operating Corp. 18803 Meisner Drive San Antonio, Texas 78258	Texas
Abraxas Energy Investments, LLC 18803 Meisner Drive San Antonio, Texas 78258	Texas
Abraxas General Partner, LLC 18803 Meisner Drive San Antonio, Texas 78258	Delaware
Abraxas Operating, LLC 18803 Meisner Drive San Antonio, Texas 78258	Texas
Abraxas Merger Sub, LLC 18803 Meisner Drive San Antonio, Texas 78258	Delaware
Canadian Abraxas Petroleum, ULC Suite 2600, 144 – 4th Avenue S.W. Calgary, Alberta T2P 3N4	Alberta, Canada

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SCHEDULE E

Capitalization of the Company

As of January 24, 2011, the Company had 76,443,229 shares of Common Stock outstanding.  At January 25, 2011, there were 4,794,618 shares of Common Stock were subject to outstanding options granted under stock option plans and 877,940 shares of Common Stock were subject to outstanding warrants.

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EXHIBIT A

FORM OF OPINION OF COUNSEL

(Jackson Walker LLP)

EXHIBIT B

FORM OF OPINION OF COUNSEL

(Holland & Hart LLP)
EXHIBIT C

FORM OF OPINION OF COUNSEL

(Mark Smith PC)

EXHIBIT D

FORM OF OPINION OF COUNSEL

EXHIBIT E

________________, 2011

Johnson Rice & Company L.L.C.
As representative of the several underwriters
639 Loyola Avenue, Suite 2775
New Orleans, Louisiana 70113

RE:           Abraxas Petroleum Corporation (the “Company”)

Ladies & Gentlemen:

The undersigned is an owner of record or beneficially of certain shares of common stock of the Company, par value $.01 per share (“Shares”), or securities convertible into or exchangeable or exercisable for Shares.  The Company proposes to carry out a public offering of Shares (the “Offering”) for which you will act as the representative of the several underwriters.  The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company.  The undersigned acknowledges that you are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into an underwriting arrangement with the Company with respect to the Offering.

In consideration of the foregoing and except for the sale to the Underwriters in the Offering, the undersigned hereby agrees that the undersigned will not, and will cause any spouse or immediate family member of the spouse of the undersigned or such person living in the undersigned’s household (a “Family Member”) not to, without your prior written consent, which consent may be withheld in your sole discretion, directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), enter into a swap or other derivatives transaction that transfers to another, in whole or in part, any economic benefits or risk of ownership of such Shares, or otherwise dispose of any Shares, options or warrants to acquire Shares, or securities exchangeable or exercisable for or convertible into Shares currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned (or such spouse or family member), or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 90 days after the date of the Prospectus (as defined in the Underwriting Agreement relating to the Offering to which the Company is a party) (the “Lock-Up Period”);  provided, however, that foregoing restrictions shall not apply to transfers of shares of Common Stock or any security directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock as a bona fide gift or in connection with estate planning, including but not limited to, dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned and dispositions from any grantor retained annuity trust established for the direct benefit of the undersigned and/or a member of the immediate family of the undersigned, or by will or intestacy.

Notwithstanding the foregoing, if (i) during the last 17 days of the Lock-up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (ii) prior to the expiration of the Lock-up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-up Period, then in each case the Lock-up Period will be extended until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of material news or material event, as applicable, unless you waive, in writing, such extension, except that such extension will not apply if, (i) at the expiration of the Lock-up Period, the Shares are “actively traded securities” (as defined in Regulation M under the Exchange Act)

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 and (ii) that the Company meets the applicable requirements of paragraph (a)(1) of Rule 139 under the Securities Act of 1933, as amended, in the manner contemplated by NASD Rule 2711(f)(4) of the FINRA Manual.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of Shares or securities convertible into or exchangeable or exercisable for Shares held by the undersigned except in compliance with the foregoing restrictions.  In furtherance of the forgoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this letter agreement.

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of 1933, as amended, of any Shares owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

It is understood that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, the undersigned shall be released from all obligations under this letter agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof.

This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.  Capitalized terms used in this agreement shall have the meaning given to such terms in the Underwriting Agreement, dated ___________, 2011, between you and the Company.  This agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state.

The undersigned acknowledges and agrees that whether or not any Offering actually occurs depends on a number of factors, including market conditions.  Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between you and the Company.

______________________________________________
Printed Name of Holder

By:___________________________________________
    Signature

Printed Name of Person Signing

(and indicate capacity of person signing if
signing as custodian, trustee, or on behalf
of an entity)

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